SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            AND EXCHANGE ACT OF 1934

Filed by the Registrant                                                   [ X ]
Filed by a Party other than the Registrant                                [   ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12

--------------------------------------------------------------------------------

                         PALLET MANAGEMENT SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

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

                         PALLET MANAGEMENT SYSTEMS, INC.
                        2855 UNIVERSITY DRIVE, SUITE 510
                          CORAL SPRINGS, FLORIDA 33065
                                 (954) 340-1290

                -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 2002
                -------------------------------------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Pallet Management Systems, Inc., a Florida corporation (the "Company"), will be held on Monday, May 13, 2002, beginning at 1:00 P.M., Eastern Daylight Time, at the Company's corporate headquarters located at 2855 University Drive, Suite 510, Coral Springs, Florida 33065, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

1. To elect a total of seven persons to the Board of Directors for one-year terms;

2.       To amend the Company's 1998 Omnibus Stock Incentive Plan;

3. To ratify the selection of Kaufman, Rossin & Co. as the Company's independent auditor for the fiscal year ending June 29, 2002; and

4. To transact such other business as may properly come before the meeting.

         Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on April 8, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

A FORM OF PROXY AND THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2001, IS ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.



                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Ronald Shindler, Chairman of the Board
Coral Springs, Florida
April 19, 2002

                         PALLET MANAGEMENT SYSTEMS, INC.
                        2855 UNIVERSITY DRIVE, SUITE 510
                          CORAL SPRINGS, FLORIDA 33065
                                 (954) 340-1290

                          ----------------------------
                                 PROXY STATEMENT
                          ----------------------------

         The enclosed proxy is solicited by the Board of Directors (the "Board") of Pallet Management Systems, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Monday, May 13, 2002, beginning at 1:00 P.M., Eastern Daylight Time, at the Company's corporate headquarters located at 2855 University Drive, Suite 510, Coral Springs, Florida 33065 (the "Meeting"). The approximate date on which this statement and the enclosed proxy will first be sent to Shareholders is April 19, 2002. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If no space is marked, then the proxy will be voted by the persons therein named at the meeting: (1) for the election of seven Directors to serve one-year terms; (2) to amend the Company's 1998 Omnibus Stock Incentive Plan; (3) for the ratification of the selection of Kaufman, Rossin & Co. as the Company's independent auditors; and (4) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card in the enclosed envelope. The cost of proxy solicitation by the Board will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

         At the close of business on April 8, 2002, the record date for the meeting (the "Record Date"), the Company had outstanding 4,187,612 shares of common stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder thereof on the record date to one vote on each matter submitted to a vote of Shareholders. Only holders of the Common Stock of record at the close of business on April 8, 2002, are entitled to notice of and to vote at the Meeting. If there are not sufficient votes for approval of any of the matters to be voted upon at the Meeting, then the Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Meeting consists of a majority of the outstanding shares of Common Stock. The election of Directors will be by a plurality of votes cast, either in person or by proxy, at the Meeting. The approval of the proposals covered by this Proxy Statement, other than the election of Directors, will require an affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Meeting.

A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

                                   MANAGEMENT
                                   ----------

DIRECTORS AND EXECUTIVE OFFICERS

         The Company currently has nine Directors serving on its Board. The Directors and Executive Officers of the Company are as follows:

      Name                             Age                              Position
--------------------------           --------       --------------------------------------------
Robert L. Steiler                      54           Interim Executive Leader and Director

John C. Lucy, III                      43           Chief Executive Officer

Marc S. Steinberg                      39           Chief Financial Officer and Vice President

Philip D. Feltman (1)                  81           Director

Ira M. Goldberg                        46           Director

Michael D. Karsch                      41           Director

Richard J. Katz                        70           Director

Zachary M. Richardson (1)              47           Director

Daniel M. Schultz (1)                  37           Director

Ronald Shindler                        54           Chairman of the Board

Alan P. Sklar                          63           Director

----------
(1) Messrs. Philip D. Feltman, Zachary M. Richardson and Daniel M. Schultz will not be standing for re-election as Directors of the Company in fiscal 2002.

         ROBERT L. STEILER was elected as the Interim Executive Leader of the Company on March 15, 2002, and has been a Director of the Company since April 2000. He has been a principal of Lewis Management Group, a consulting firm specializing in business strategy, business development, manufacturing operations and logistics, since its founding in 1990. Mr. Steiler's firm has served as a manufacturing consultant to the Company since his election to the Board. See "Certain Relationships and Related Transactions." Prior to founding the Lewis Management Group, Mr. Steiler was associated with KPMG Peat Marwick from 1988 to 1990. Earlier in his career he was Vice President of Materials with Stone Management Corporation, a large consumer goods company, where he directed the material management functions and a highly sophisticated computer-controlled picking and storage system. He was also Vice President of Materials for SmithKline Beecham, a Fortune 100 pharmaceutical company. Mr. Steiler graduated from St. John's University with an MBA in Management.

         JOHN C. LUCY, III, has served as Chief Executive Officer of the Company since 1995. In addition to being CEO of the Company, he is President of Clary Lumber, a hardwood lumber sawmill located in Gaston, North Carolina. (see "Certain Relationships and Related Transactions"), and is also Vice-President of Blacksburg Enterprises, Inc., which operates a food service franchise in Blacksburg, Virginia. From 1995 through 1999, Mr. Lucy served the Company as both CEO and Chairman of the Board. Mr. Lucy has also been actively involved in the National Wood Pallet and Container Association (the "NWPCA"), where he served for two years as Chairman of the Military Packing Task Force, and for three years as Chairman of the Research Steering Committee. Mr. Lucy graduated from Virginia Tech with a B.S. degree in Business.

         MARC S. STEINBERG joined the Company in July 2000 as its Corporate Controller and became the Chief Financial Officer and Vice President in January 2002. Mr. Steinberg was also appointed Treasurer and Secretary effective August 2000 and served as Vice President of Finance from May 2001 until January 2002. Mr. Steinberg has worked in the field of accounting for the past 18 years and has extensive experience in the manufacturing industry. Prior to joining the Company, Mr. Steinberg served as the controller for the transportation and education subsidiaries of TFG Corporation. Prior to that, Mr. Steinberg served as the controller of RTP Corp. (an electronics equipment manufacturer), controller for Mederer Corporation (a candy manufacturer), and cost accounting manager for Sensormatic Electronics Corp. (an electronics equipment manufacturer). Mr. Steinberg has a CPA license, a CMA license and is certified in Production and Inventory Management. Mr. Steinberg graduated from the University of Florida in 1984 with a B.S. degree in Accounting.

         PHILIP D. FELTMAN has been a Director of the Company since April 2000. Mr. Feltman has over 50 years of management experience starting in 1947 when he established a drug store chain in Manchester, Connecticut. He and several friends later went on to found Ames Department Stores, which became a major chain of discount department stores. He left Ames in 1978 to found K & F Industries, Inc., a foreign auto parts importer. Mr. Feltman went on to participate in the concept, construction, and development of Villas Tacul, a resort in Cancun, Mexico, and was part of its management team. In addition, Mr. Feltman was President of Feltman Enterprises Inc., an investment management company which wholly owned New Nurses, a medical personnel pool; a director of Royalpar Inc., a public company; and President of Pequot Spring Water Company. Currently, Mr. Feltman is an active partner in FW Enterprises, which owns office buildings and apartments; a principal in Travacon Inc., a full service travel agency located in West Hartford, Connecticut; and a principal in F & R Associates, Inc., a builder of high quality homes in the Westbrook area of Connecticut. With a Bachelor of Science degree from the University of Connecticut, College of Pharmacy, in 1943 he served in the European Theater of Operations with the 4th Armored Division, Third Army. Mr. Feltman has also been involved with many charitable causes for many years.

         IRA M. GOLDBERG was appointed to the Board in November 2001. Mr. Goldberg has been involved in the financial services and mortgage lending business since 1984. Until recently, he served as Regional Vice President for Countrywide Homes Loans, a Fortune 500 company, which he joined in February 2000. Prior to Countrywide Homes Loans, Mr. Goldberg held executive management positions in the mortgage banking industry in New York and Florida. Mr. Goldberg is an active member in the National, Florida and New York Associations of Mortgage Brokers, where he is frequently called upon as a guest speaker and educator. Mr. Goldberg received his B.A. degree in Economics and Business from the State University of New York in New Paltz in 1978.

         MICHAEL D. KARSCH was appointed to the Board in November 2001. Mr. Karsch has been a partner in the Boca Raton, Florida law firm of Sachs, Sax & Klein, P.A. since November 2001, where he specializes in the practice of corporate and securities laws. Mr. Karsch has been practicing law since 1985, including with Skadden, Arps, Slate, Meagher & Flom in New York, Bachner Tally Poleboy & Misher in New York, and Broad and Cassel in Florida. He also served as general counsel of MerchantOnline.com, Inc., a provider of e-payment solutions, from May 2000 to April 2001. MerchantOnline.com, Inc. filed a voluntary Chapter 11 bankruptcy proceeding in October 2001. Mr. Karsch received his B.S. degree in Economics from the Wharton School of Business, and his law degree from the University of Pennsylvania Law School.

         RICHARD J. KATZ was appointed to the Board in November 2001. Mr. Katz has over 45 years of experience in marketing, advertising, public relations and sales. Upon discharge from the United States Air Force in 1955, he went to work for the Lawrence Fertig Advertising Agency. Three years later, he opened up his own marketing and advertising agency and expanded it to the Katz, Jacobs and Douglas Advertising Agency in New York, where he served as its president/creative director. In 1980, Mr. Katz co-founded RAMS (real estate advertising, marketing and sales), a provider of multi-services to developers and builders, including research, market studies, architectural collaboration, marketing plan financial presentations, advertising, public relations, sales office design, sales training and on-site sales staffing. During the 1980's, RAMS grew to 200 employees and was involved in more than two billion dollars of properties. Mr. Katz has received more than 100 awards for his creative and marketing accomplishments, including two CLIOS. He also is a past member of the American Management Association, the Presidents Club and the American Academy of Consultants. Mr. Katz was also an instructor/lecturer of marketing/advertising for real estate at the New School for Social Research, an active participant in public service causes such as the New York Library of Presidential Papers, and the author of many innovative recommendations designed to benefit first time home buyers. Mr. Katz is a graduate of Brooklyn College, where he majored in advertising and marketing. Mr. Katz is the father-in-law of David Davidson, who controls, as part of a group, 621,729 shares of the Company's Common Stock, or 14.8% of the Company. See "Voting Security Ownership of Certain Beneficial Owners and Management."

         ZACHARY M. RICHARDSON was President of the Company from 1994 until March 15, 2002. From June 1995, when the Company was acquired by Abell Industries and controlled by the Lucy family, until July 2000, Mr. Richardson's areas of responsibility were confined to investor relations and financial reporting. Beginning July 2000, Mr. Richardson assumed executive responsibility for all departments, except New Business Development, of the Company. Mr. Richardson has been a Director since May 2001 and was a Director of the Company from 1994 until April 2000, when he voluntarily resigned from that position. Mr. Richardson has been involved in the pallet industry since 1991, with over 25 years of management and sales experience. After graduating from Franklin and Marshall College in 1977, he was commissioned in the United States Navy and designated a Naval Aviator. On active duty for eight years he maintained his reserve status in the Navy until his retirement from the reserves in 1997. Mr. Richardson is an active member of the NWPCA and has served on the association's Recyclers Council Executive Committee, which deals with national issues related to pallet recycling.

         DANIEL M. SCHULTZ was appointed to the Board in November 2001. Mr. Schultz is the President of Realty Consultant Network, Inc., a commercial real estate brokerage and consulting firm in Boca Raton, Florida, which he founded in 1992. Mr. Schultz is also the Chief Marketing Officer and a shareholder of KDMS International, Inc., a software development company for the online gaming industry, based in Marietta, Georgia, which Mr. Schultz joined in 1999. From 1987 to 1998, Mr. Schultz was the Vice President - General Manager and part owner of RDS Venture, Inc., an import-export firm based in Dania, Florida, concentrating on sales of furniture, accessories and art to the wholesale design trade.

         RONALD D. SHINDLER has been a Director of the Company since April 2000 and became Chairman of the Board in March 2001. He has been a shareholder of Fowler, White, Burnett, Hurley, Banick & Strickroot, a Miami, Florida law firm, since 1989. He also served as a Vice President and Senior Counsel for Drexel Burnham Lambert Incorporated from 1979 to 1987, as well as managed a large brokerage office. Mr. Shindler's firm serves as one of the Company's outside counsel. He received his B.A. degree from the University of Pennsylvania, his law degree from Boston University and a Master of Law in taxation from New York University. Mr. Shindler specializes in securities law.

         ALAN P. SKLAR has been a Director of the Company since August 2000. Mr. Sklar has been a CPA for 41 years. Mr. Sklar founded the Chicago CPA and management consulting firm, Gleeson, Sklar, Sawyers & Cumpata LLP in 1967, and is presently a senior partner in the firm, where he primarily consults with middle market manufacturers and distributors. Mr. Sklar serves as an advisor to the board for many of his firm's clients. Mr. Sklar also serves on the board of directors of several non-profit business related organizations, and is former president of the International Group of Accounting Firms. Mr. Sklar is a graduate of Northwestern University.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the fiscal year ended June 30, 2001, the Board held nine Board meetings. The Board has a Compensation Committee and an Audit Committee. The Compensation Committee met on two occasions during fiscal 2001. The Audit Committee met on four occasions during fiscal 2001. The Board does not have a nominating or similar committee. During fiscal 2001, no incumbent director attended or participated in fewer than 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by any committee on which such director served.

         The Compensation Committee reviews and sets the level for executive compensation for the ensuing year; reviews and recommends the terms of the employment agreements for the Company's executives; sets bonuses for the Company's executives; and determines the number of stock options and the terms of such options to be awarded to the Company's executives and eligible employees. Philip D. Feltman, as Chairman, and Robert L. Steiler currently comprise the Board's Compensation Committee.

         The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope of the annual audit; reviews with auditors the results of the audit engagement, including review of the financial statements and the management letter; and reviews the scope of and compliance with the Company's internal controls. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. In addition, the Audit Committee has discussed with, and has received from, the Company's independent auditors all matters and written disclosures contemplated by the rule on Audit Committee Reports implemented by the Securities and Exchange Commission. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year 2001 for filing with the United States Securities and Exchange Commission. The Board has adopted a Written Charter ("Charter") for the Audit Committee. A copy of the Charter was attached as an appendix to the Company's proxy statement for the Company's Annual Meeting of Shareholders held on March 1, 2001.

         Alan P. Sklar, as Chairman, and Ronald Shindler currently comprise the Board's Audit Committee. Both Messrs. Sklar and Shindler are "independent" members of the Audit Committee, as independence is defined under Rule 4200(a)(15) of Listing Standards of the National Association of Securities Dealers, Inc. (the "NASD").

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         The Securities and Exchange Commission has implemented a rule that requires companies to disclose in their proxy statements information with respect to reports that are required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, by directors, officers and 10% shareholders of each company, if any of those reports are not filed timely. Based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required during the fiscal year ended June 30, 2001, the Company has determined that all required filings were made in a timely manner.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

         The following table summarizes all compensation paid by the Company in each of the last three fiscal years for the Company's executive officers currently serving as such whose annual compensation exceeded $100,000.


                                                        Annual Compensation                       Long Term
                                            ------------------------------------------------     Compensation
      Name and                                                                                   -------------
      Principal Position          Year        Salary($)(1)       Bonus($)      Other($)(2)          Options
     ---------------------------- -----     ---------------     --------       -----------       -------------
     Zachary M. Richardson,       2001          170,878             0          83,200(3)            40,556
     President                    2000          161,114             0          59,900(4)            40,626
                                  1999          119,000             0          13,200               79,890

     John C. Lucy, III            2001          172,262             0          14,348(5)            40,556
     Chief Executive Officer      2000          161,451             0          16,800(6)            40,626
                                  1999          119,000             0          25,200               79,890


(1)      Includes medical insurance reimbursements.
(2)      Includes car allowances and other miscellaneous benefits.
(3) Includes $13,200 for car allowances. Also, Mr. Richardson sold his home at the request of the Company and incurred expenses in connection with this sale. In fiscal year 2001, the Company reimbursed Mr. Richardson $70,000 for his out of pocket costs.
(4) Includes $13,200 for car allowances and $16,800 for reimbursement of income taxes paid. Also, as noted in footnote 3 above, Mr. Richardson sold his home at the request of the Company and incurred expenses in connection with this sale. In fiscal year 2000, the Company reimbursed Mr. Richardson for closing costs in connection with this sale, which totaled $29,900.
(5) Includes $13,200 for car allowances and other miscellaneous benefits, and $1,148 for payment of Mr. Lucy's Guardian Life policy.
(6) Includes $13,200 for car allowances and other miscellaneous benefits, and $3,600 for reimbursement of closing costs incurred in connection with the purchase of Mr. Lucy's home.

         The following table sets forth information concerning individual grants of stock options made during the fiscal year ended June 30, 2001 to each of the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR
                        ---------------------------------


                                    NUMBER OF SHARES       % OF TOTAL OPTIONS
                                   UNDERLYING OPTIONS     GRANTED TO EMPLOYEES    EXERCISE OR BASE
NAME                                   GRANTED(#)            IN FISCAL YEAR       PRICE ($/SHARE)    EXPIRATION DATE
----                               ------------------      -------------------    ---------------    ---------------
Zachary M. Richardson                  40,556 (1)                 34%                   2.25             7/24/10
John C. Lucy, III                      40,556 (1)                 34%                   2.25             7/24/10

(1) Options to purchase 8,111 shares vest each year, beginning July 1, 2001 and continuing through July 1, 2005.


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                          Number Of
                                                                         Securities                 Value Of
                                                                         Underlying               Unexercised
                                       Shares                            Unexercised              In-The-Money
                                      Acquired                             Options                  Options
                                         On            Value            at FY-End (#)            at FY-End ($)
                                      Exercise        Realized          Exercisable/              Exercisable/
        Name                            (#)              ($)            Unexercisable            Unexercisable
        ----                            ---              ---            -------------            -------------
Zachary M. Richardson                    0                0            529,426/76,819                $0/$0

John C. Lucy, III                        0                0            523,394/76,819                $0/$0

COMPENSATION OF DIRECTORS

         The Chairman of the Board is paid a monthly retainer of $1,000 and all other directors are paid a monthly retainer of $500. The directors are paid $1,000 per board meeting day and $500 per teleconference meeting plus all related business expenses. All audit committee members are paid $250 per quarter. All directors are granted 30,000 ten-year options when they are appointed or elected to the board and may be granted additional options for each additional year they are on the board at the then market value. These options vest immediately upon grant and, when services are terminated, all unexercised options are forfeited. See also "Stock Option Plans."

EMPLOYMENT AGREEMENTS

         In November 1998, the Company entered into five-year employment agreements (the "Employment Agreements") with Zachary M. Richardson and John C. Lucy, III. Pursuant to the terms of these Employment Agreements, each executive is entitled to receive (i) annual base compensation of $156,000, with increases in future years by the percentage increase of the Consumer Price Index and (ii) a bonus up to 100% of base salary based on the increase in pre-tax earnings per share over the prior year. For the fiscal year ending June 30, 2001, Mr. Lucy agreed to waive the bonus with no other effect on the existing employment agreement, and Mr. Richardson informed the Board of Directors in October 2001 that he would be willing to forego the payment of a cash bonus for a greater equity incentive in the form of the grant of additional stock options with no other effect on the existing employment agreement. The Board agreed, and in this regard granted him options to purchase 209,344 shares of the Company's common stock. The Employment Agreements also provide for annual grants of common stock options commencing in fiscal 2000 equal to 1% of the then outstanding number of common shares at an exercise price of fair market value at date of grant, and the granting of 150,000 stock appreciation rights that vest only upon a "Change of Control" as defined in the Employment Agreements.

         During the term of the Employment Agreements, should there be a Change of Control of the Company as that term is defined therein, the Company, at its sole option, may terminate the Employment Agreements upon 30 days prior written notice and thereafter will be obligated to pay the executives the balance of the compensation payable under the Employment Agreements, had they not been terminated prior to their expiration, together with an additional sum equal to 299% of Executives' annual base compensation. The Employment Agreements also contain non-competition and confidentiality provisions.

         The Company's Board of Directors terminated the employment of Mr. Richardson as President of the Company effective March 15, 2002. Prior to the date of termination, Mr. Richardson notified the Company in writing that he would consider any such termination to be a breach of his Employment Agreement and that the Company would owe him approximately $675,000. The Company disagrees with Mr. Richardson's contention and would defend vigorously against any claim brought by Mr. Richardson in this regard.

STOCK OPTION PLANS

         Pallet Management has adopted two combined stock option and appreciation rights plans to attract and to induce officers, directors and key employees of the Company to remain with the Company. The 1997 Omnibus Stock Option Plan (the "1997 Plan") was approved in August, 1997, and an aggregate of 250,000 shares are reserved for issuance under the 1997 Plan. Pallet Management's 1998 Omnibus Stock Option Plan (the "1998 Plan") became effective on September 1, 1998, and an aggregate of 1,000,000 shares are currently reserved for issuance under the 1998 Plan. The 1997 and 1998 Plans provide for options which qualify as incentive stock options under Section 422(a) of the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonstatutory options. For more information about the 1997 and 1998 Plans, generally, see "Item 11. Executive Compensation," in the enclosed copy of the Company's Form 10-K for the fiscal year ended June 30, 2001. Also, see Proposal No. 2 of this Proxy Statement relating to the proposed amendment of the 1998 Plan.

         As of April 8, 2002, an aggregate of 6,394 options were outstanding under the 1997 Plan with an exercise price of $2.00, and an aggregate of 1,000,000 options were outstanding under the 1998 Plan with exercise prices ranging from $1.75 to $5.25. These options generally vest over a five-year period and expire ten years from date of grant. From 1997 through 2001, the Company granted Messrs. Lucy, III and Richardson options to acquire an aggregate of 600,215 and 606,247 shares, respectively. See "Voting Security Ownership of Certain Beneficial Owners and Management."

ACCELERATED OPTIONS

         In August 1997, the Company jointly granted 1,000,000 options to Messrs. Richardson and Lucy to re-allocate to other members of the Company's management. Messrs. Richardson and Lucy immediately re-allocated approximately one-third of these options to other members of the Company's management. If an employee terminated employment with the Company, for any reason or no reason, the options allocated to them would immediately revert back to Messrs. Richardson and Lucy. The options provided that vesting would accelerate if the Company achieved specified income before taxes, depreciation, amortization and certain other charges at different measurement dates, which milestones were determined based on management's internal projections through fiscal 1999. All three milestones were met and the options vested according to the accelerated schedule. The options expire in August 2002. See "Voting Security Ownership of Certain Beneficial Owners and Management."

         The following table summarizes the terms of these vested but unexercised options as of June 30, 2001:

       NAME                 EXERCISE PRICE        VESTED       EXPIRATION DATE
       ----                 --------------        ------       ---------------

Zachary M. Richardson            $1.50            172,412      August 20, 2002
                                 $1.75            128,613
                                 $2.25            135,400

John C. Lucy, III                $1.50            172,412      August 20, 2002
                                 $1.75            128,613
                                 $2.25            135,400

Other Employees                  $1.50             55,175      August 20, 2002
                                 $1.75             42,775
                                 $2.25             29,200
                                                   ------
                                                1,000,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company created its Compensation Committee during fiscal 2001. Philip D. Feltman, as Chairman, and Robert L. Steiler served on during fiscal 2001, and currently comprise, the Board's Compensation Committee. Mr. Steiler is also the sole owner of a company that provides consulting services to the Company for compensation. See "Certain Relationships and Related Transactions." Mr. Steiler abstains from voting on issues concerning such compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         GENERAL COMPENSATION POLICY. The three principal components of the Compensation Committee's executive compensation are salary, bonus and stock options. The components are designed to facilitate fulfillment of the compensation objectives of the Compensation Committee, which objectives include
(i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments and (iv) aligning management compensation with the achievement of the Company's goals and performance.

         The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Annual salary adjustments are determined by evaluating (i) the performance of and responsibilities assumed by the executive, (ii) the competitive marketplace and (iii) the performance of the Company. The Compensation Committee does not utilize any specific formula to determine compensation based on Company performance.

         The Compensation Committee periodically reviews the Company's existing management compensation programs on an ongoing basis, including (i) meetings with the President to consider and set mutually agreeable performance standards and goals for members of senior management and/or the Company, as appropriate or as otherwise required pursuant to any such officer's employment agreement and
(ii) modifications to such compensation programs as appropriate, to ensure alignment with the philosophy and established standards and goals of the Compensation Committee.

         COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Company had entered into employment agreements with both Mr. Zachary M. Richardson, its President, and Mr. John C. Lucy, III, its Chief Executive Officer. Each of their employment agreements provides for bonuses of up to 100% of base salary based on the increase in pretax earnings per share over the prior year. See "Employment Agreements." Aside from Company performance, other factors which influence the compensation paid to Messrs. Richardson and Lucy include executive responsibilities and performance, and compensation levels at comparable companies.

                                                    Philip D. Feltman, Chairman
                                                              Robert L. Steiler

PERFORMANCE GRAPH

                         COMPARE CUMULATIVE TOTAL RETURN
                     AMONG PALLET MANAGEMENT SYSTEMS, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                                      1996     1997     1998     1999     2000     2001
                                      ----     ----     ----     ----     ----     ----
Pallet Management Systems, Inc.      100.00    70.00   430.00   210.00   125.00    52.00
SIC Code Index                       100.00   144.49   151.84   114.39    85.48    40.48
NASDAQ Market Index                  100.00   120.46   159.68   223.77   336.71   186.46


Assumes $100 invested on July 1, 1996
Assumes Dividend Reinvested
Fiscal Year Ending June 30, 2001

                               [GRAPHIC OMMITTED]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Lewis Management Group ("LMG"), a firm that provides manufacturing consulting services to the Company, is owned by Robert L. Steiler, a Director of the Company. Under a consulting agreement between LMG and the Company, the Company paid LMG $25,000 per month from July 2000 through November 2000 and the Company paid LMG or Mr. Steiler directly for continued consulting services $5,000 per month from December 2000 through June 2001. The total amount paid by the Company to LMG and Mr. Steiler for consulting services, inclusive of expenses, was $162,483 during fiscal year 2001.

         The Lewis Management Group ("LMG") employed Ed Carr. Mr. Carr acted in the capacity for the Company as the Director of Manufacturing Operations from July 2000 until June 2001. The Company began paying Integrated Consulting Associates, Inc., which is Mr. Carr's consulting company, for his consulting services directly beginning in December 2000 at the rate of $20,000 per month. The total amount paid by the Company to Integrated Consulting Associates, Inc., inclusive of expenses, was $147,065 during fiscal year 2001. Mr. Carr also received warrants for 10,000 shares on May 17, 2001 with a $3.09 exercise price. The Company discontinued Mr. Carr's consulting services in August 2001.

         Clary Lumber Company, Inc., a North Carolina corporation ("Clary"), which is owned by the family of John C. Lucy, Jr., a principal shareholder and former Director of Pallet Management, and his son, John C. Lucy III, who is Pallet Management's CEO, sold $2,285,000, $2,633,000 and $2,359,000 of pallets and lumber to the Company during the fiscal years 2001, 2000 and 1999, respectively. Lumber purchases from Clary amounted to 4.4%, 5.6% and 8% of the Company's lumber purchases for fiscal years 2001, 2000 and 1999, respectively. After procedures were performed by the Company's auditors at the request of the Company for fiscal year 2000, the Company believes that these transactions were made at prices comparable to vendors other than Clary in the ordinary course of business.

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                    ----------------------------------------

         The following table sets forth, as of April 8, 2002, the beneficial ownership of the voting securities of the Company, all of which voting securities consist of shares of common stock, by each person beneficially owning more than 5% of such securities, by each of the directors, director nominees and executive officers of the Company, and by the directors and executive officers of the Company as a group.

               NAME AND                                                               PERCENT OF
              ADDRESS OF                           AMOUNT OF BENEFICIAL                  CLASS
         BENEFICIAL OWNER (1)                       OWNERSHIP OF STOCK                OUTSTANDING
----------------------------------------      --------------------------------    --------------------

Robert L. Steiler                                       86,000 (2)                       2.0%

John C. Lucy, III                                      708,773 (3)                      15.0%

Marc S. Steinberg                                       11,500 (4)                         *

Philip D. Feltman                                       67,600 (5)                       1.6%

Ira M. Goldberg                                         30,000 (6)                         *

Michael D. Karsch                                       30,000 (6)                         *

Richard J. Katz                                         59,300 (7)                       1.4%

Zachary M. Richardson                                  917,879 (8)                      19.0%

Daniel M. Schultz                                       30,000 (6)                         *

Ronald D. Shindler                                      75,000 (9)                       1.8%

Alan P. Sklar                                           50,000 (10)                      1.2%

All Officers and Directors                           2,066,052 (11)                     36.2%
as a Group (11 persons)

Cromwell Group (12)                                    754,050 (13)                     18.0%

David Davidson                                         453,550 (14)                     10.8%

John C. Lucy Jr. (15)                                  675,696 (16)                     15.5%

*        Less than 1%

(1)      The address of director and officers listed above, except for Mr. John
         C. Lucy, III, is 2855 N. University Drive - Suite 510, Coral Springs, Florida 33065. The address for Mr. John C. Lucy, III is 2900 Highwood Blvd., Suite 200, Raleigh, North Carolina 27604.

(2) This figure includes 1,000 shares owned of record by Mr. Steiler and options to acquire 85,000 shares, which options are exercisable within 60 days from the record date. It excludes options to acquire 25,000 shares, which options are not exercisable within 60 days from the record date.

(3) This figure includes 182,097 shares owned of record by Mr. Lucy and his children and options to acquire 526,676 shares, which options are exercisable within 60 days from the record date. This figure excludes options to acquire 76,819 shares, which options are not exercisable within 60 days from the record date. This figure also excludes beneficial ownership of Mr. Lucy Jr., the father of Mr. Lucy III. Together, Mr. Lucy III and Mr. Lucy Jr. (including Clary, see footnote 10 below) own 682,793 shares of record and options and warrants to acquire 701,676 shares, which options and warrants are exercisable within 60 days from the record date, or 28.3% beneficial ownership of the securities of the Company.

(4) This figure represents options to acquire 11,500 shares, which options are exercisable within 60 days from the record date. It excludes options to acquire 36,000 shares, which options are not exercisable within 60 days from the record date.

(5) This figure includes 22,600 shares owned of record by Mr. Feltman and options to acquire 45,000 shares, which options are exercisable within 60 days from the record date. It excludes options to acquire 15,000 shares, which options are not exercisable within 60 days from the record date.

(6) This figure represents options to acquire 30,000 shares, which options are exercisable within 60 days from the record date.

(7) This figure includes 29,300 shares owned of record by Mr. Katz and options to acquire 30,000 shares, which options are exercisable within 60 days from the record date.

(8) This figure includes 303,203 shares owned of record by Mr. Richardson and options to acquire 614,676 shares, which options are exercisable within 60 days from the record date. It excludes options to acquire 76,819 shares, which options are not exercisable within 60 days from the record date.

(9) This figure represents options to acquire 75,000 shares, which options are exercisable within 60 days from the record date. It excludes options to acquire 15,000 shares, which options are not exercisable within 60 days from the record date.

(10) This figure includes 5,000 shares owned of record by Mr. Sklar and options to acquire 45,000 shares, which options are exercisable within 60 days from the record date. It excludes options to acquire 15,000 shares, which options are not exercisable within 60 days from the record date.

(11) This figure includes 543,200 shares owned of record by the Company's directors and executive officers as a group, and options to acquire 1,522,852 shares as a group, which options are exercisable within 60 days from the record date. This figure excludes options to acquire 259,638 shares as a group, which options are not exercisable within 60 days from the record date.

(12) The "Cromwell Group" consists of D.L. Cromwell LLC, a Florida limited liability company ("Cromwell"), David Davidson ("Davidson"), Lloyd Beirne ("Beirne"), and Lawrence and Connie Loscalzo (the "Loscalzos"). Cromwell is a holding company for D.L. Cromwell Investments, Inc., a registered broker-dealer engaged in the securities business. Davidson and Beirne might be deemed to control Cromwell. The Loscalzos are individuals and clients of D.L. Cromwell Investments, Inc. Although Cromwell and the Loscalzos do not jointly own any securities of the Company, they would likely act as a group in voting their shares of the Company's common stock. The address of Cromwell and Messrs. Davidson and Beirne is 1200 North Federal Highway, Boca Raton, Florida 33432. The address of the Loscalzos is 1 Bouton Point, Lloyd Harbor, New York 11743. The information disclosed by the Company about Cromwell and the Loscalzos is based upon a Schedule 13D jointly filed by Cromwell and the Loscalzos with the United States Securities and Exchange Commission on October 3, 2001, and updated information supplied by Mr. Davidson.

(13) To be read in conjunction with footnotes (12) above and (14) below, Cromwell owns 332,050 shares, or 7.9%, of the Company's common stock, the Loscalzos own 300,500 shares, or 7.2%, of the Company's common stock and Mr. Davidson directly or indirectly beneficially owns an additional 121,500 shares, or 2.9%, of the Company's common stock besides the shares owned by Cromwell. Although Cromwell, Davidson and the Loscalzos do not jointly own any securities of the Company, they wouldlikely act as a group in voting their shares of the Company's common stock.

(14) This figure includes 45,000 shares owned by Mr. Davidson and 332,050 shares held by Cromwell, as well as 50,000 shares held by MidSouth Ltd., 1,000 shares held by MidSouth LLC and 25,500 shares held by Rothchild Capital Holdings, in each of which Mr. Davidson's wife has an ownership interest.

(15) The address of Mr. John C. Lucy, Jr. is 4755 Liberty Road, Dolphin, Virginia 23843.

(16) This figure includes 450,696 shares owned of record by Mr. Lucy Jr., the father of Mr. Lucy III, and options to acquire 125,000 shares, which options are exercisable within 60 days from the record date. This figure also includes 50,000 shares owned of record by Clary Lumber Company, Inc., a North Carolina corporation ("Clary"), and warrants to acquire 50,000 shares, which warrants are exercisable within 60 days from the record date. Mr. Lucy Jr. owns two-thirds of Clary, with the other one-third ownership shared between Mr. Lucy III and his sister. This figure does not include beneficial ownership of Mr. Lucy III. Together, Mr. Lucy Jr. (including Clary) and Mr. Lucy III own 682,793 shares of record and options and warrants to acquire 701,676 shares, which options and warrants are exercisable within 60 days from the record date, or 28.3% beneficial ownership of the securities of the Company.

                          PROPOSALS TO THE SHAREHOLDERS
                          -----------------------------

         The Board has approved the following proposals for presentation to the Company's Shareholders:

1.       ELECTION OF DIRECTORS

         The Board has nominated the following individuals to serve as Directors of the Company until the Company's 2003 Annual Meeting of Shareholders and until their respective successors have been elected and qualified: David Davidson, Ira
M. Goldberg, Michael D. Karsch, Richard J. Katz, Ronald Shindler, Alan P. Sklar and Robert L. Steiler. All of the nominees named above, with the exception of Mr. Davidson, are currently incumbent Directors of the Company and their biographical information is set forth in "MANAGEMENT - Directors and Executive Officers."

         DAVID DAVIDSON, age 42, is a co-founder and has been Chairman and Chief Executive Officer of D.L. Cromwell Investments, Inc., a registerd broker-dealer engaged in the securities business ("Cromwell Investments"),since 1995. Prior to that time, he had been a registered representative with several other broker-dealers since 1983. He has primarily concentrated his efforts to trading securities since the formation of Cromwell Investments. Cromwell Investments has been the subject of several administrative proceedings brought by certain regulatory authorities having jurisdiction over its business. There are currently no restrictions upon it conduct of business from any of those proceedings. Mr. Davidson has Series 7 and 24 licenses from the NASD. He graduated from Boston University with a B.A. degree in Business Administration.

         It is intended that the votes will be cast pursuant to the accompanying proxy for the seven nominees named above, unless otherwise directed. The Board has no reason to believe that any of the nominees will become unavailable to serve if elected. However, if any nominee should be unavailable, then proxies solicited by the Board will be voted for the election of a substitute nominee designated by the Board.

         Proxies cannot be voted for a greater number of persons than the seven nominees named above. The Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Meeting. Votes cast as abstentions will not be counted as votes for or against the election of the Directors and therefore will have no effect on the number of votes necessary to elect the Directors. So-called "broker non-votes" (brokers failing to vote by proxy shares of the Company's Common Stock held in nominee name for customers) will not be counted at the Meeting and also will have no effect on the number of votes necessary to elect a Director.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD.


2.       APPROVAL OF AMENDMENTS TO 1998 OMNIBUS STOCK INCENTIVE PLAN

         The Company's 1998 Omnibus Stock Incentive Plan (the "Plan") became effective on September 1, 1998. The purpose of the Plan is to enable the Company to offer to its Directors, officers and other key employees an incentive to continue in the employ of the Company and to increase their identification with the interests of the Company's shareholders through additional ownership of the Company's Common Stock. The Plan is administered by the Company's Compensation Committee, or in lieu thereof, the Board of Directors.

         Options granted under the Plan may or may not be "incentive stock options" ("Incentive Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986 ("Code"), as amended, depending upon the decision of the Compensation Committee on the date of the grant. The exercise price of an option granted under the Plan may not be less than 100% of the fair market value of the Company's Common Stock at the date of the grant (110% of such fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the Company's outstanding Common Stock). The period in which options may be exercised is limited to no more than 10 years after the date of the grant (and no more than 5 years after the date of the grant for Incentive Options if the grant is made to an employee who owns more than 10% of the Company's outstanding Common Stock). Under the Plan, if any shares of Common Stock that are subject to an option cease to be subject to the option, such shares shall again be available for distribution in connection with future grants under the Plan.

         As of April 8, 2002, (i) an aggregate of 1,000,000 options were outstanding under the Plan with exercise prices of $1.75 to $5.25, and (ii) the market price of a share of Common Stock was $0.40, as reported on the OTC Bulletin Board(R) under the symbol "PALT" (the quotation is an over-the-market quotation and, accordingly, reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions). To date, the Company has not registered any of the underlying shares of Common Stock that may be obtained upon exercise of options issued under the Plan pursuant to the Securities Act of 1933, as amended. For information regarding the ownership of options by the Management of the Company, see "Voting Security Ownership of Certain Beneficial Owners and Management" and "Director and Executive Officer Compensation."

         The Board has adopted, subject to the approval of the Company's shareholders, two amendments to the Plan. Section 11 of the Plan requires the approval of the Company's shareholders in order to approve the amendments to the plan, and Section 422(b) of the Code requires that incentive stock options be granted pursuant to a plan which is approved by the shareholders of the granting corporation. Therefore the Company is requesting the approval of its shareholders for the amendments to the Plan.

AMENDMENT NO. 1

         Amendment No. 1 would change Section 11 of the Plan, entitled "Effective Date of the Plan" ("Section 11"). As currently written, Section 11 requires that the shares of Common Stock issuable under the Plan be registered with the Securities and Exchange Commission prior to the exercise of any options granted pursuant to the Plan. Amendment No. 1 to the Plan would change that provision to require compliance with the applicable requirements of the federal securities laws in connection with the exercise of any such options. Amendment No. 1, therefore, would change the language of Section 11 to read as follows:

         "11. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective as of September 1, 1998 and shall be submitted to the shareholders of the Company for approval. No Option or Stock Appreciation Right shall be exercisable and no Company Stock shall be issued under the Plan until
         (i) the Plan has been approved by the Company's shareholders, (ii) the requirements of any applicable federal securities laws have been met, and (iii) the requirements of any applicable state securities laws have been met."

AMENDMENT NO. 2

         Amendment No. 2 would increase the aggregate number of shares of Common Stock that may be awarded under the Plan to 1,500,000 shares. An aggregate of 500,000 shares of the Company's Common Stock were originally reserved for issuance under the Plan. Pursuant to a proposal adopted by the Company and approved by its shareholders on December 16, 1999, the Company subsequently amended the Plan to reserve an aggregate of 1,000,000 shares of the Company's Common Stock for issuance under the Plan, which amount is currently reserved to date (subject to adjustment as provided in the Plan). The Board of Directors believes that the purposes of the Plan and the best interests of the Company will be furthered by increasing the aggregate number of shares that may be awarded. The Board of Directors wishes to ensure the continued availability of Common Stock that may be awarded to all current and future Directors, Executive Officers and employees.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


3.       RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

         It is intended that the votes will be cast pursuant to the accompanying proxy for the ratification of Kaufman, Rossin & Co. ("KR&C"), as the Company's independent auditor, unless otherwise directed. KR&C's service as the Company's independent auditor began with the audited financial statements for 1999.

         The following table sets forth the aggregate fees billed by KR&C to the Company for 2001:

                  Annual Audit Fees                                    $42,500
                  Financial Information Systems Design
                           and Implementation Fees                     $     0
                  All Other Fees                                       $21,614

                           Total                                       $64,114
                           -----                                       -------

         Based on the foregoing, the Company's Audit Committee believes that the provision of services to the Company by KR&C is compatible with maintaining KR&C's independence.

         No member of KR&C or any associate thereof has any financial interest in the Company or its subsidiaries. By mutual agreement, a member of that firm will not attend the Meeting and therefore will not have the opportunity to make a statement or be available to respond to questions.

         Shareholder approval of the Company's auditor is not required under Florida law. The Board is submitting its selection of KR&C to its Shareholders for ratification in order to determine whether the Shareholders generally approve of the Company's auditor. If the selection of KR&C is not approved by the Shareholders, the Board will reconsider its selection.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


4.       OTHER MATTERS

         The Board is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, then proxies will be voted at the discretion of the proxy-holders.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at, and included in the Company's proxy statement and proxy relating to, the fiscal 2003 Annual Meeting of Shareholders of the Company must be received by the Company no later than December 20, 2002, at its principal executive offices, located at 2855 University Drive, Suite 510, Coral Springs, Florida 33065. Shareholder proposals intended to be presented at, but not included in the Company's proxy statement and proxy for, that meeting must be received by the Company no later than March 5, 2003, at the foregoing address; otherwise, such proposals will be subject to the grant of discretionary authority contained in the Company's form of proxy to vote on them.

                             ADDITIONAL INFORMATION

         A copy of the Company's Form 10-K for the fiscal year ended June 30, 2001 is being provided to Shareholders with this Proxy Statement.



                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Ronald Shindler, Chairman of the Board

Coral Springs, Florida
April 19, 2002

                                  FORM OF PROXY

                           PROXY FOR ANNUAL MEETING OF
                         PALLET MANAGEMENT SYSTEMS, INC.
         2855 UNIVERSITY DRIVE, SUITE 510, CORAL SPRINGS, FLORIDA 33065
                                 (954) 340-1290

               SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF
                         PALLET MANAGEMENT SYSTEMS, INC.

         THE UNDERSIGNED hereby appoint(s) Michael D. Karsch and Ronald Shindler, or either of them, with full power of substitution, to vote at the Annual Meeting of Shareholders of Pallet Management Systems, Inc., a Florida corporation (the "Company"), to be held on May 13, 2002, beginning at 1:00 P.M. Eastern Daylight Time, at the Company's corporate headquarters located at 2855 University Drive, Suite 510, Coral Springs, Florida 33065, or any adjournment thereof, all shares of the common stock which the undersigned possess(es) and with the same effect as if the undersigned was personally present, as follows:

PROPOSAL (1):              ELECT DIRECTORS:  DAVID DAVIDSON,  IRA M. GOLDBERG,  MICHAEL D. KARSCH, RICHARD J. KATZ,
                           RONALD SHINDLER, ALAN P. SKLAR AND ROBERT L. STEILER.

(    )   For All Nominees Listed Above                        (    )   Withhold Authority to Vote
         (except as marked to the contrary below)                      for All Nominees Listed Above

         -------------------------------------------------------------------
        (To withhold vote for any nominee or nominees, print the name(s) above.)


PROPOSAL (2):              APPROVE AMENDMENTS TO THE COMPANY'S 1998 OMNIBUS STOCK INCENTIVE PLAN.

(    )   For                        (    ) Against                     (    ) Abstain


PROPOSAL (3):              RATIFY SELECTION OF KAUFMAN, ROSSIN & CO. AS THE COMPANY'S INDEPENDENT AUDITOR.

(    )   For                        (    ) Against                     (    ) Abstain


PROPOSAL (4):              TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(    )   In their discretion, the proxy-holders are                    (    )   Withhold Authority
         authorized to vote upon such other business
         as may properly come before the meeting or
         any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES NOMINATED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, then each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should include their capacity or title.)

                                    Please sign, date and promptly return this Proxy in the enclosed envelope.


---------------------------------          -----------------------------
Signature                                  Date


---------------------------------          -----------------------------
Signature                                  Date

                                    APPENDIX
                                    --------



                         PALLET MANAGEMENT SYSTEMS, INC.
                        1998 OMNIBUS STOCK INCENTIVE PLAN
                  EFFECTIVE AS OF SEPTEMBER 1, 1998, AS AMENDED

                         PALLET MANAGEMENT SYSTEMS, INC.
                        1998 OMNIBUS STOCK INCENTIVE PLAN
                  EFFECTIVE AS OF SEPTEMBER 1, 1998, AS AMENDED



         1. Purpose. The purpose of the Pallet Management Systems, Inc. 1998 Omnibus Stock Incentive Plan (the "Plan") is to further the long-term stability, continuing growth and financial success of Pallet Management Systems, Inc. (the "Company") by attracting and retaining key employees, directors and selected advisors of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees, directors and selected advisors upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to eligible persons under this Plan will strengthen their desire to remain with the Company and will further the identification of those persons' interests with those of the Company's shareholders.

         2. Definitions. As used in the Plan, the following terms have the meanings indicated:

                  (a) "Act" means the Securities Exchange Act of 1934, as amended.

                  (b) "Applicable Withholding Taxes" means the aggregate amounts of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of a Nonstatutory Stock Option or Stock Appreciation Right, or the award of Restricted Stock.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Change of Control" means the occurrence of either of the following events: (i) a third person, including a "group" as defined in
         Section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting, power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination,. of the foregoing, transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means the committee appointed by the Board as described under Section 14.

                  (g) "Company" means Pallet Management Systems, Inc., a Florida corporation.

                  (h) "Company Stock" means shares of voting common stock of the Company subject to adjustment as provided in Section 13.

                  (i) "Date of Grant" means the date on which an Incentive Award is granted by the Committee.

                  (j) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other forms of Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

                  (k) "Employee" means an employee of the Company, or of any Parent or Subsidiary of the Company.

                  (l) "Fair Market Value" means, as of a relevant date, (i) if the Company Stock is traded on an exchange, the closing price of the Company Stock on such day on the exchange on which it generally has the greatest trading volume, (ii) if the Company Stock is traded on the over-the-counter market, the average between the closing bid and asked prices on such day as reported by NASDAQ, or (iii) if sales prices or bid and asked prices are not available for such day, the fair market value shall be determined by the Committee using any reasonable method in good faith.

                  (m) "Incentive Award" means, collectively, the award of an Option, Stock Appreciation Right, Restricted Stock, or Performance Award under the Plan.

                  (n) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

                  (o) "Insider" means a person subject to section 16 of the Act.

                  (p) "Non-Employee Director" means a member of the Board who is not an Employee.

                  (q) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422 or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

                  (r) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

                  (s) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

                  (t) "Participant" means any Employee, Non-Employee Director or Selected Advisor who receives an Incentive Award under the Plan.

                  (u) "Performance Award" means an award which is contingent upon the performance of the Company or which is contingent upon the individual performance of the Participant.

                  (v) "Reload Feature" means a feature of an Option described in a Participant's stock option agreement that authorizes the automatic grant of a Reload Option in accordance with the provisions of Section 9(e).

                  (w) "Reload Option" means an Option automatically granted to a Participant equal to the number of shares of already owned Company Stock delivered by the Participant in payment of the exercise price of an Option having a Reload Feature.

                  (x) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

                  (y) "Restricted Stock Award" means an award of Restricted Stock granted under the Plan.

                  (z) "Rule 16b-3" means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan's adoption.

                  (aa) "Selected Advisor" means any person who has been retained to provide services to the Company (other than as an Employee, a member of the Board or a member of the board of directors of any Subsidiary or Parent of the Company), and who is selected by the Committee to be eligible to receive Incentive Awards under the Plan.

                  (bb) "Stock Appreciation Right" means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 9.

                  (cc) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

                  (dd) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10 % of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).


         3. General. Incentive Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, and Performance Awards. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan referring to Insiders or Rule 16b-3 shall apply only to Participants who are subject to section 16 of the Act.

         4. Stock. Subject to Section 13 of the Plan, there shall be reserved for Issuance under the Plan an aggregate of 1,500,000 shares of Company Stock, which shall be authorized but unissued shares. No more than 50,000 shares of Company Stock may be allocated to Incentive Awards and no more than 300,000 shares of Company Common Stock may be allocated to Non-Incentive Awards that are granted to any one Employee during a single calendar year. Shares that have not been issued and shares allocable to options or portions thereof that expire or otherwise terminate unexercised after the effective date of the PMSI Omnibus Stock Plan - 1995 or the 1997 Omnibus Stock Incentive Plan may be added as an Incentive Award under this Plan. Shares that have not been issued under this Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under this Plan. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may than be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares that are available for Incentive Awards under this Plan, such number shall include the number of shares surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes upon exercise of an Option.

         5. Eligibility.

                  (a) All present and future Employees and Selected Advisors shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in
         Section 14, to select which Employees and Selected Advisors shall receive Incentive Awards and to determine for each such Participant the terms, conditions and nature of the award, and the number of shares to be allocated to each Participant as part of each Incentive Award.

                  (b) All present and future Non-Employee Directors shall be eligible to receive Non- Statutory Options under the Plan. Non-Employee Directors shall not be entitled to receive any other form of Incentive Award under the Plan.

                  (c) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment or other service relationship of the Participant after the grant, or to make further grants to the Participant at any time thereafter.

         6. Restricted Stock Awards for Employees and Selected Advisors.

                  (a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Restricted Stock Award is granted and the terms and conditions to which the Restricted Stock Award is subject. This notice, when accepted in between the Company and the writing by the Participant, shall become an award agreement between the Company and the Participant. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

                  (b) Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

                           (i) None of such shares may be sold, assigned,
                  transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or shall have been removed pursuant to paragraph (d) or
                  (e) below.

                           (ii) The restrictions on such shares must remain in
                  effect and may not lapse for a period of two years beginning on the Date of Grant, except as provided under paragraph (d) or (e) in the case of Disability, death or a Change in Control.

                           (iii) If a Participant ceases to be employed by the
                  Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph
                  (d) or (e) below, on the date such Participant shall cease to be so employed.

                           (iv) The Committee may establish such other
                  restrictions on such shares that the Committee deems appropriate, including, without limitation, events of forfeiture.

                  (c) Upon the acceptance by a Participant of a Restricted Stock Award, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such Restricted Stock Award, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's award agreement.

                  (d) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability or death of the Participant, or the occurrence of a Change of Control.

                  (e) Notwithstanding the forfeiture provisions of paragraph
         (b)(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

                  (f) Each Participant shall agree at the time his Restricted Stock Award is granted, and as a condition thereof, that the Company shall deduct from any payments of any kind otherwise due from the Company to such Participant the aggregate amount of any Applicable

         Withholding Taxes with respect to the shares of Restricted Stock subject to the Restricted Stock Award or that such Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, the aggregate amount of any such taxes. Arrangements satisfactory to the Company may, in the sole discretion of the Company, include the obtaining of a loan from the Company to pay such taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. If Restricted Stock is being issued to a Participant without the use of a stock certificate, the restrictions set forth in paragraph (b) shall be communicated to the Participant in the manner required by law.

                  (g) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes arising in the year the Incentive Award becomes subject to tax. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time.

         7. Stock Options for Employees and Selected Advisors.

                  (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible Employee or Selected Advisor stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

                  (b) Incentive Stock Options may only be awarded to Employees of the Company. "Tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may not be issued in connection with Incentive Stock Options. The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an Employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110 % of the Fair Market Value of such shares on the Date of Grant.

                  (c) The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 85% of the Fair Market Value of such shares on the Date of Grant. Notwithstanding the foregoing, Nonstatutory Stock Options shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant if the Committee intends for such Options to qualify under Code section 162(m).

                  (d) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

                           (i) No Incentive Stock Option may be exercised after
                  the first to occur of:

                                    (x) Ten years (or, in the case of an
                           incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant,

                                    (y) Three months following the date of the
                           Participant's termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or

                                    (z) One year following the date of the
                           Participant's termination of employment by reason of death or Disability.


                           (ii) Except as otherwise provided in this paragraph,
                  no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant's employment is terminated other than by reason of death or Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of such termination) within three months after the Participant's termination of employment. If a Participant's employment is terminated by reason of his Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant's termination of employment. If a Participant's employment is terminated by reason of his death at a time when the Participant holds an Incentive Stock Option that is Exercisable (in whole or in part), the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant's death by the person to whom the Participant's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

                           (iii) An Incentive Stock Option, by its terms, shall
                  be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). The foregoing Limitation Amount shall be adjusted to the extent required by any amendment to or modification of Code section 422. Incentive Stock Options granted after December 31, 1986 under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options exercisable by the Participant for the first time during any calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

                  (e) The Committee may, in its discretion, provide that an Option granted to an Insider will not be exercisable by the Insider within the first six months after it is granted.

                  (f) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions or, exercisability in the stock option agreement, and, in such event, paragraph (e) shall not apply.


         8. Stock Appreciation Rights and Performance Awards for Employees and Selected Advisors.

                  (a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Nonstatutory Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Stock Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the Participant's stock option agreement. The following provisions apply to all Stock Appreciation Rights that are granted in connection with
         Options:

                           (i) Stock Appreciation rights shall entitle the
                  Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Stock Appreciation Right.

                           (ii) Upon the exercise of a Stock Appreciation Right
                  and surrender of the related portion of the underlying Option, the Option, to the extent it surrendered, shall not thereafter be exercisable.

                           (iii) The Committee may, in its discretion, grant
                  Stock Appreciation Rights in connection with Options which by their terms become fully exercisable upon a Change of Control, which Stock Appreciation Rights shall only be exercisable following a Change of Control. The underlying Option may provide that such Stock Appreciation Rights shall be payable solely in cash. The terms of the underlying Option shall provide the method by which fair market value of the Company Stock on the date of exercise shall be calculated based on one of the following alternatives:

                                    (x) the Fair Market Value of the Company
                           Stock as of the business day immediately preceding the day of exercise;

                                    (y) the highest Fair Market Value of the
                           Company Stock during the 90 days immediately preceding the Change of Control; or

                                    (z) the greater of (x) or (y).


                           (iv) Subject to any further conditions upon exercise
                  imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable, and shall expire no later than the date on which the related Option expires.

                           (v) A Stock Appreciation Right may only be exercised
                  at a time when the fair market value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.


                  (b) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted without related Options. The terms and conditions of the award shall be set forth in a stock appreciation rights agreement between the Company and the Participant. The following provisions apply to all Stock Appreciation Rights that are granted without related Options:

                           (i) Stock Appreciation Rights shall entitle the
                  Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the Stock Appreciation Rights over (y) the Fair Market Value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

                           (ii) Stock Appreciation Rights shall be exercisable,
                  in whole or in part, at such times as the Committee shall specify in the Participant's stock appreciation rights agreement.


                  (c) The manner in which the Company's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Participant's stock option agreement (if the Stock Appreciation Rights are related to an Option) or stock appreciation rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

                  (d) Performance Awards may be granted to Employees and Selected Advisors under this Plan from time to time based on such terms and conditions as the Committee deems appropriate provided that such awards shall not be inconsistent with the terms and purposes of this Plan. Performance Awards are awards which are contingent upon the performance of the Company or which are contingent upon the individual performance of the Participant. Performance Awards may be in the form of performance units, performance shares, and such other forms of performance awards which the Committee shall determine. The Committee shall determine the performance measurements and criteria for such performance awards.


         9. Method of Exercise of Options and Stock Appreciation Rights.

                  (a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding, Taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest under the Code.

                  (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require of the Participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

                  (c) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes of the Participant arising in the year the Incentive Award becomes subject to tax. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time.

                  (d) Notwithstanding anything herein to the contrary, if the Company is subject to section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as necessary to conform to the provisions of Rule 16b-3.

                  (e) If a Participant exercises an Option that has a Reload Feature by delivering already owned shares of Company Stock in payment of the exercise price, the Participant shall automatically be granted a Reload Option. At the time the Option with a Reload Feature is awarded, the Committee may impose such restrictions on the Reload Option as it deems appropriate, but in any event the Reload Option shall be subject to the following restrictions:

                           (i) The exercise price of shares of Company Stock
                  covered by a Reload Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant of the Reload Option;

                           (ii) If and to the extent required by Rule 16b-3, or
                  if so provided in the option agreement, a Reload Option shall not be exercisable within the first six months after it is granted; provided that, subject to the terms of the Participant's stock option agreement, this restriction shall not apply if the Participant becomes Disabled or dies during the six-month period;

                           (iii) The Reload Option shall be subject to the same
                  restrictions on exercisability imposed on the underlying Option (possessing file Reload Feature) that was exercised unless the Committee specifies different limitations;

                           (iv) The Reload Option shall not be exercisable until
                  the expiration of any retention holding period imposed on the disposition of any shares of Company Stock covered by the underlying Option (possessing the Reload Feature) that was exercised;

                           (v) The Reload Option shall not have a Reload
                  Feature. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant's stock option agreement or are agreed to in writing by the Company with the approval of the Committee prior to the exercise of the Option.


         10. Nontransferability of Incentive Awards. Incentive Awards shall not be transferable unless so provided in the award agreement or an amendment to the award agreement.

         11. Effective Date of the Plan. This Plan shall be effective as of September 1, 1998 and shall be submitted to the shareholders of the Company for approval. No Option or Stock Appreciation Right shall be exercisable and no Company Stock shall be issued under the Plan until (i) the Plan has been approved by the Company's shareholders, (ii) the requirements of any applicable federal securities laws have been met, and (iii) the requirements of any applicable state securities laws have been met.

         12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on August 31, 2008 . No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable. The Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code section 422, and regulations thereunder. Except as provided, in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him.

         13. Change in Capital Structure.

                  (a) The number of shares reserved for issuance under the Plan, the terms of Incentive Awards, and all computations under the Plan shall be appropriately adjusted by the Committee should the Company effect one or more stock dividends, stock splits, subdivisions or consolidations of shares, or other similar changes in capitalization, or if the par value of Company Stock is altered. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.


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                  (b) If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

                  (c) Any determination made or action taken under this Section 14 by the Committee shall be final and conclusive and may be made or taken without the consent of any Participant.


         14. Administration of the Plan. The Plan shall be administered by a Committee, which shall be appointed by the Board, and which shall consist of not less than two such members of the Board. Each member of the Committee shall qualify as a "non-employee director" for 14 purposes of Rule 16b-3 and as an "outside director" for purposes of Code section 162(m) and the regulations thereunder. The Committee shall have general authority to construe and interpret the terms of the Plan and the respective award agreements under the Plan, to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan. The determination of the Committee with respect to any matter under the Plan to be acted upon by the Committee shall be conclusive and binding. Without limitation and in addition to powers set forth elsewhere in the Plan, the Committee shall have the following specific authority:

                  (a) The Committee shall have the power and complete discretion to determine (i) which eligible Employees and Selected Advisors shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (viii) when Options and Stock Appreciation Rights may be exercised, (x) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) procedures for the withholding or delivery of Company Stock to satisfy Applicable Withholding Taxes, (xiii) the terms and conditions applicable to Restricted Stock Awards, (xiv) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xv) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xvi) notice provisions relating to the sale of Company Stock acquired under the Plan, and
         (xvii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.


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

                  (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any rules or regulations adopted by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  (c) The Committee may delegate to the officers or employees of the Company and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect 'to substantive decisions or functions regarding the Plan, nor as to Incentive Awards thereunder as those relate to Insiders, including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.

                  (d) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

                  (e) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.


Notwithstanding this Section 14 or any other provision of the Plan to the contrary, any action required or permitted to be performed by the Committee may be performed by the entire Board to the extent necessary or appropriate to satisfy Rule 16b-3, as determined in the discretion of the Board.


         15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         16. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. As to all Incentive Stock Options and all Nonstatutory Stock Options with an exercise price of at least 100% of Fair Market Value of the Company Stock on the Date of Grant, this Plan shall be interpreted for such Options to be excluded from applicable employee remuneration for purposes of Code section 162(m).


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

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed this 1st day of September 1, 1998.






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